                                                                   EXHIBIT 10.12

                THE WISER OIL COMPANY SAVINGS RESTORATION PLAN
                ----------------------------------------------


     THIS PLAN, made and executed at Dallas, Texas, by THE WISER OIL COMPANY, a Delaware corporation, is being established primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of The Wiser Oil Company and its participating affiliates.

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     Section 1.1  Definitions.  Unless the context clearly indicates otherwise,
                  -----------
when used in this Plan:

     (a) "Account" means a Participant's Deferral Account or Matching Account, as the context requires.

     (b) "Affiliated Company" means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) or of an affiliated service group (within the meaning of section 414(m) of the Internal Revenue
Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of section 414(c) of the Internal Revenue Code).

     (c) "Committee" means the committee designated pursuant to Plan Section 2.1 to administer this Plan.

     (d) "Company" means The Wiser Oil Company.

     (e) "Covered Compensation" means Compensation within the meaning of the Savings Plan, but determined (i) prior to any reduction thereof for deferrals made pursuant to this Plan, and (ii) without regard to the maximum compensation limitation imposed under the Savings Plan in order to comply with the requirement of section 401(a)(17) of the Internal Revenue Code.

     (f) "Deferral Account" means the account established and maintained on the books of an Employer pursuant to Plan Section 3.2 to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Plan Section 3.2(a).

     (g) "Election Period" means the period prior to the beginning of a Plan Year (or, with respect to the Plan's first Plan Year, the period prior to March 11, 1998) which is specified by the Committee for the making of deferral elections for such year pursuant to Plan Section 3.1.

     (h) "Eligible Employee" means the President of the Company and any other employee of an Employer (i) who has satisfied the service requirement necessary to be eligible to make contributions to the Savings Plan, (ii) whose annual base salary is at least $150,000, and (iii) who has been designated by the President as an Eligible Employee for the purposes of this Plan.

     (i) "Employer" includes the Company and any other incorporated or unincorporated trade or business which may adopt both this Plan and the Savings Plan.

     (j) "Matching Account" means the account established and maintained on the books of an Employer pursuant to Plan Section 3.2 to record a Participant's interest under this Plan attributable to amounts credited to such Participant pursuant to Plan Section 3.2(b).

     (k) "Participant" means an Eligible Employee or former Eligible Employee for whom an Account is being maintained under this Plan.

     (l) "Plan" means The Wiser Oil Company Savings Restoration Plan as in effect from time to time.

     (m) "Plan Year" means the twelve-month period commencing January 1 (or, with respect to the Plan's first Plan Year, the period commencing with the effective date of this Plan) and ending the following December 31.

     (n) "Savings Plan" means The Wiser Oil Company Savings Plan as in effect from time to time.

                                  ARTICLE II.

                              PLAN ADMINISTRATION
                              -------------------

     Section 2.1  Committee.  This Plan shall be administered by the Committee
                  ---------
appointed to administer the Savings Plan on behalf of the Employers. The Committee shall have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine eligibility for benefits under the Plan. The Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may adopt such rules and procedures for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. Every interpretation, choice, determination or other exercise by the Committee of any power or discretion given either expressly or by implication to it shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the Committee to reconsider and redetermine such action. The Employers shall indemnify and hold harmless each member of the Committee and each director, officer and employee of an Employer against any claim, cost, expense (including attorneys' fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act as a member of the Committee or any other act or omission to act relating to this Plan, except in the case of such person's fraud or willful misconduct.

                                 ARTICLE III.

                       DEFERRED COMPENSATION PROVISIONS
                       --------------------------------

     Section 3.1  Deferral Election.  During the Election Period for each Plan
                  -----------------
Year, an Eligible Employee may elect to have the payment of the following amounts of his or her Covered Compensation for such year deferred for payment in the manner and at the time specified in Plan Section 3.4:

         (a) The amount of such Participant's elected pre-tax contribution to the Savings Plan for a pay period which does not exceed 6% of his or her Compensation (as defined in the Savings Plan) for such pay period and which cannot be made to the Savings Plan because of (i) the maximum contribution limitation imposed under the Savings Plan in order to comply with the requirement of section 402(g) of the Internal Revenue Code, or (ii) a contribution limitation imposed under the Savings Plan or by the Savings Plan Committee in order to comply with the nondiscriminatory contribution requirement of section 401(k) of the Internal Revenue Code.

         (b) An amount up to 6% of the portion of such Participant's Covered Compensation for such year which exceeds the maximum compensation limitation imposed under the Savings Plan for such year in order to comply with the requirement of section 401(a)(17) of the Internal Revenue Code. The amount of Covered Compensation for a Plan Year a Participant elects to defer pursuant to this Plan Section 3.1(b) shall be deferred in equal pay period installments commencing when such Participant's Covered Compensation for such year begins to exceed said limitation.

         (c) An amount up to 9% of such Participant's Covered Compensation for such year. The amount of Covered Compensation for a Plan Year a Participant elects to defer pursuant to this Plan Section 3.1(c) shall be deferred in equal pay period installments during such year.

     All elections made pursuant to this Plan Section 3.1 shall be made in writing on a form prescribed by and filed with the Committee and shall be irrevocable.

     Section 3.2  Participant Accounts.  An Employer shall establish and
                  --------------------
maintain on its books a Deferral Account and a Matching Account for each Eligible Employee employed by such

Employer. Each such Account shall be designated by the name of the Participant for whom established and shall be credited in accordance with the following provisions:

         (a) The amount of any Covered Compensation from an Employer for a Plan Year that is deferred for a Participant pursuant to Plan Section 3.1 shall be credited by such Employer to such Participant's Deferral Account as of the last day of the month in which such amount would otherwise have been paid to such Participant by such Employer.

         (b) The amount of any Employer matching contribution that would have been made by an Employer to the Savings Plan for a Participant for a pay period if (i) the Covered Compensation deferred for such Participant for such period pursuant to Plan Section 3.1 had been contributed to the Savings Plan as a pre-tax contribution for such Participant for such period, and (ii) the provisions of the Savings Plan were administered without regard to the limitations referred to in Plan Section 3.1, shall be credited to such Participant's Matching Account as of the last day of the month in which such Employer matching contribution would have been made to the Savings Plan for such Participant under such circumstances.

     Section 3.3  Account Adjustments.  Subject to such conditions, limitations
                  -------------------
and procedures as the Committee may prescribe from time to time for the accounting purposes of this Plan, on the last day of each month (and at such other times as the Committee may prescribe) the amount credited to each Account maintained by an Employer for a Participant shall be adjusted to reflect the investment results that would have resulted if the amount credited to such Account as of the first day of such month had been invested throughout such month in the Lifetime Fund investment option under the Savings Plan that corresponds to such Participant's age on the last day of such month. The Account adjustments made pursuant to this Plan Section 3.3 relate to fictional investments made on a hypothetical basis solely for the accounting purposes of this Plan, and shall not require any Employer to make any actual investment or otherwise set aside or earmark any asset for the purposes of this Plan.

     Section 3.4  Account Payments.  If a Participant's employment with an
                  ----------------
Employer or Affiliated Company terminates for any reason other than death or transfer to employment with another Employer or Affiliated Company, the amount then credited to each Account being maintained by an Employer for such Participant shall be paid by such Employer to such Participant (or, in the event of his or her subsequent death, to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 3.5) in a single lump sum in cash, without interest, and charged against such Account no later than sixty days after such termination of employment; provided, however, that if such Participant is not fully vested in the amount credited to his or her employer matching contribution account under the Savings Plan at the time of such termination of employment, then the amount credited to such Participant's Matching Account shall be reduced at the time of such termination of employment to an amount equal to the amount then credited to said Matching Account multiplied by the vested percentage applicable to such Participant's employer matching contribution account under the Savings Plan as of the date of such termination of employment. If a Participant's employment with an Employer or Affiliated Company terminates by reason of death, the amount then credited to each Account being maintained by an Employer for such Participant shall be paid by such Employer to the beneficiary or beneficiaries designated by such Participant pursuant to Plan Section 3.5 in a single lump sum in cash, without interest, and charged against such Account no later than sixty days following the date of such Participant's death.

     Section 3.5  Designation of Beneficiaries.  Any amount payable under this
                  ----------------------------
Plan after the death of a Participant shall be paid when otherwise due hereunder to the beneficiary or beneficiaries designated by such Participant. Such designation of beneficiary or beneficiaries shall be made in writing on a form prescribed by and filed with the Committee and shall remain in effect until changed by such Participant by the filing of a new beneficiary designation form with the Committee. If a Participant fails to so designate a beneficiary, or in the event all of the designated beneficiaries are individuals who either predecease the Participant or survive the Participant but die prior to receiving the full amount payable under this Plan, any remaining amount payable under this Plan shall be paid to such Participant's estate when otherwise due hereunder.


                                  ARTICLE IV.

                           AMENDMENT AND TERMINATION
                           -------------------------

     Section 4.1  Amendment and Termination.  The Board of Directors of the
                  -------------------------
Company shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, on behalf of all Employers, and at any time to terminate this Plan or any Employer's participation hereunder. Any amendment to or termination of this Plan shall be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company, and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company shall authorize for such purpose. Any provision of this Plan to the contrary notwithstanding, no amendment to or termination of this Plan shall reduce the amounts actually credited to a Participant's Accounts as of the date of such amendment or termination, or further defer the dates for the payment of such amounts, without the consent of the affected Participant.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 5.1  Nature of Plan and Rights.  This Plan is unfunded and
                  -------------------------
maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Employers. The Accounts established and maintained under this Plan by an Employer are for its accounting purposes only and shall not be deemed or construed to create a trust fund or security interest of any kind for or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by an Employer to Accounts maintained under this Plan are and for all purposes shall continue to be unsecured and unfunded general liabilities of such Employer, and to the extent that a Participant, designated beneficiary or estate acquires a right to receive a payment from such Employer pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of such Employer.

     Section 5.2  Spendthrift Provision.  No Account balance or other right or
                  ---------------------
interest under this Plan of a Participant, designated beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of such Participant, designated beneficiary or estate.

     Section 5.3  Employment Noncontractual.  The establishment of this Plan
                  -------------------------
shall not enlarge or otherwise affect the terms of any Participant's employment with an Employer, and such Employer may terminate the employment of such Participant as freely and with the same effect as if this Plan had not been established.

     Section 5.4  Adoption by Other Employers.  This Plan may be adopted by any
                  ---------------------------
Employer participating in the Savings Plan, such adoption to be effective as of the date specified by such Employer at the time of adoption.

     Section 5.5  Claims Procedure.  If any person (hereinafter called the
                  ----------------
"Claimant") feels that he or she is being denied a benefit to which he or she is entitled under this Plan, such Claimant may file a written claim for said benefit with the Committee. Within sixty days following the receipt of such claim the Committee shall determine and notify the Claimant as to whether he or she is entitled to such benefit. Such notification shall be in writing and, if denying the claim for benefit, shall set forth the specific reason or reasons for the denial, make specific reference to the pertinent provisions of this Plan, and advise the Claimant that he or she may, within sixty days following the receipt of such notice, in writing request to appear before the Committee or its designated representative for a hearing to review such denial. Any such hearing shall be scheduled at the mutual convenience of the Committee or its designated representative and the Claimant, and at any such hearing the Claimant and/or his or her duly authorized representative may examine any relevant documents and present evidence and arguments to support the granting of the benefit being claimed. The final decision of the Committee with respect to the claim being reviewed shall be made within sixty days following the hearing thereon, and Committee shall in writing notify the Claimant of said final decision, again specifying the reasons therefor and the pertinent provisions of this Plan upon which said final decision is based. The final decision of the Committee shall be conclusive and binding upon all parties having or claiming to have an interest in the matter being reviewed.

     Section 5.6  Applicable Law.  This Plan shall be governed and construed in
                  --------------
accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

     IN WITNESS WHEREOF, this Plan has been executed on this 24th day of February, 1998, to be effective as of March 1, 1998.

                                        THE WISER OIL COMPANY



                                        By
                                           -------------------------------------
                                                  Andrew J. Shoup, Jr.
                                           President and Chief Executive Officer